Exhibit 99.1



                              EMPLOYMENT AGREEMENT
                              --------------------

              This EMPLOYMENT AGREEMENT (the "Agreement") dated as of July 7, 2004 by and among Marsh USA Inc. ("Marsh"), Kroll Inc. ("Kroll") and Michael G. Cherkasky (the "Executive") shall be effective as of the Effective Time of the Merger as contemplated by the Agreement and Plan of Merger dated as of May 18, 2004, by and among Marsh & McLennan Companies, Inc. ("MMC"), Kroll, and King Merger Corp. (the "Merger Agreement"), except that the provisions of Sections 7 and 8 and the second sentence of Section 10(e) of this Agreement shall be effective as of the date hereof. In the event that the Effective Time does not occur by the Termination Date (as such term may be amended from time to time), this Agreement shall be void ab initio and of no force and effect. All capitalized terms used but not defined herein shall have the meaning set forth in the Merger Agreement.

              WHEREAS, the Executive is currently employed by Kroll;

              WHEREAS, the terms of the Executive's employment are currently governed by an employment agreement made and entered into as of the date set forth on Exhibit A hereto by and between the Executive and Kroll (the "Prior Agreement");

              WHEREAS, MMC, Kroll and King Merger Corp. have entered into a Merger Agreement that provides, inter alia, for the Merger to become effective as of the Effective Time on the terms and subject to the conditions set forth therein;

              WHEREAS, in connection with, and as an inducement to, entering into the Merger Agreement, Marsh and Kroll have agreed to provide for the employment of the Executive by the Surviving Corporation (together, with Kroll, as defined above, the "Company") from and after the date upon which the Effective Time occurs (the "Effective Date") and to secure the Executive's agreement, inter alia, to remain employed with the Company and not to compete with the Company or any of its subsidiaries for the period and on the terms and conditions set forth in this Agreement, and the Executive is willing to commit himself to serve the Company and not to compete with the Company on the terms and conditions set forth in this Agreement; and

              WHEREAS, Marsh, the Company and the Executive are parties to a Term Sheet dated as of May 18, 2004 (the "Term Sheet"), that contemplates the execution by and between the parties prior to the Effective Time of a long-form employment agreement consistent with the terms thereof;

              NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Executive, the Company and Marsh have agreed and do hereby agree as follows:

              1. Employment Period/Termination of Prior Agreement. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve in the employ of the Company, on the terms and subject to the conditions of this Agreement, for the period commencing on the Effective Date and ending on the anniversary of the Effective Date set forth on Exhibit A hereto (the "Employment Period") unless the Company offers to extend the Employment Period no later than ninety (90) days prior to expiration of the scheduled Employment Period and the Executive accepts such offer to extend no later than thirty (30) days prior to expiration of the scheduled Employment Period; provided that the Employment Period shall terminate upon earlier termination of the Executive's employment for any reason. The Executive acknowledges and agrees that the Prior Agreement shall terminate as of the Effective Date by mutual agreement of the Executive and the Company without any further rights or obligations of the Executive, Marsh or the Company (or any of their respective affiliates or subsidiaries).

              2. Terms of Employment. During the Employment Period, the Executive shall (a) hold a senior level position within the Marsh entity encompassing the Company, (b) excluding any periods of disability and vacation and sick leave to which the Executive is entitled and reasonable time and attention necessary to attend to the affairs of the boards set forth on Exhibit A, devote all of his attention and time during working hours to the affairs and business of the Company and (c) to the extent necessary to discharge the Executive's responsibilities hereunder, use the Executive's reasonable best efforts to perform such responsibilities. The Executive agrees to serve, without additional compensation, as an officer and director for each of MMC's, Marsh's and the Company's respective 10% or more owned (i) subsidiaries, (ii) partnerships, (iii) joint ventures, (iv) limited liability companies and (v) other affiliates, including entities in which MMC, Marsh or the Company beneficially owns 10% or more of the then-outstanding equity securities of the entity or the combined voting power of the then-outstanding voting securities of the entity entitled to vote generally in the election of directors (collectively, MMC, Marsh, Kroll, the Company and such entities, the "Affiliated Group"), as reasonably determined by Marsh; provided that the Company shall indemnify the Executive for such service in accordance with Marsh's bylaws. As used in this Agreement, the term "affiliates" shall include any entity controlled by, controlling, or under common control with the Company. During the Employment Period, except for those boards or committees set forth on Exhibit A, the Executive shall not be permitted to serve on corporate, civic or charitable boards or committees without the prior written consent of Marsh or MMC, as appropriate.

              3.  Compensation and Benefits.

              (a) Effective Time Bonus. Immediately prior to the Effective Time, subject to the Executive's release of all claims under the Prior Agreement and the Executive's continued employment with Kroll through immediately prior to the Effective Time, Kroll shall pay to the Executive an amount equal to the amount set forth on Exhibit A (the "Effective Time Bonus"). For the avoidance of doubt, and notwithstanding anything herein to the contrary, the Effective Time Bonus shall not be taken into account in computing any benefits under any plan, program or arrangement of the Affiliated Group.

              (b) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of no less than the amount set forth on Exhibit A. The Annual Base Salary may be increased (but not decreased) in the sole discretion of Marsh. If the Executive's Annual Base Salary is increased, the increased amount shall be the Annual Base Salary for the remainder of the Employment Period. The Annual Base Salary shall be payable in installments, consistent with the Company's payroll procedures in effect from time to time.



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              (c) Annual Bonus. In addition to the Annual Base Salary, for each fiscal year ending during the Employment Period, the Executive shall be eligible for an annual bonus on terms set forth on Exhibit A (the "Annual Bonus"). The Annual Bonus shall be payable at the same time that bonuses are paid to similarly situated executives of the Company, subject to the Executive's continued employment through the date on which the Annual Bonus is paid, subject in all cases to the provisions of Section 5 of this Agreement. Annual Bonus amounts on Exhibit A shall be pro rated for any partial years of employment that occur during the Employment Period other than following a termination of employment in which case such payment will be made, if at all, consistent with the terms of Section 5 of this Agreement. Additional bonus amounts may be payable to the Executive at the discretion of Marsh, except, in the event that Marsh determines that the Executive may be subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), such additional bonus amounts shall be payable as recommended by Marsh and approved by the Compensation Committee of the Board of Directors of MMC (the "Board") in its sole discretion.

              (d) Long-Term Incentive Compensation. During the Employment Period, Executive shall be eligible to participate in the grant of stock options, restricted stock or other similar equity awards, if any, pursuant to the terms of MMC long-term incentive compensation plans in the same manner and on substantially similar terms and conditions as similarly situated executives of Marsh, taking into account the Executive's total compensation (including, without limitation, salary, bonus and long term awards including equity awards).

              (e) Retention Award. As of the Effective Date, the Executive shall be granted a retention award of a number of shares of MMC common stock equal in value to the amount set forth on Exhibit A (the "Retention Award"), which shall be subject to the terms and conditions set forth in MMC's 2000 Employee Incentive and Stock Award Plan (the "Plan"), except for Section 9(d) of the Plan, which shall be inapplicable to the Executive. Subject to the Executive's continued employment with the Company and the provisions of Section 5 of this Agreement, the Retention Award shall vest in full and no longer be subject to restrictions on the anniversary of the Effective Date set forth on Exhibit A. The number of shares to be granted pursuant to the Retention Award shall be determined by dividing the dollar amount set forth on Exhibit A by the Fair Market Value (as defined in Section 2(m) of the Plan) of a share of MMC common stock as of the Effective Date. Any dividends paid on the shares subject to the Retention Award shall be paid without any restrictions. For the avoidance of doubt, and notwithstanding anything herein to the contrary, no amounts payable pursuant to this Section 3(e) shall be taken into account in computing any benefits under any plan, program or arrangement of the Affiliated Group.

              (f) Benefit Plans. During the Employment Period, the Executive and the Executive's spouse and dependents, as the case may be, shall be eligible for participation in employee benefit and fringe benefit plans, practices, policies and programs provided by the Company and its affiliates on terms and conditions substantially similar to those generally provided to similarly situated executives who were executives of Kroll and are continuing employment with the Company. In addition, the Executive shall be entitled to the benefits set forth on Exhibit A, if any.

              (g) Expenses. During the Employment Period, the Company shall reimburse the Executive for all reasonable and necessary expenses incurred by the Executive in connection



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with the performance of the Executive's duties as an employee of the Company, subject to the policies generally in effect for similarly situated executives who were executives of Kroll and are continuing employment with the Company.

              4. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that Disability (as defined below) of the Executive has occurred during the Employment Period, the Company may terminate the Executive's employment. For purposes of this Agreement, "Disability" shall mean the inability of the Executive to perform his duties or fulfill his responsibilities under this Agreement for a period of 90 or more consecutive days, or for a period of 180 or more intermittent days during any one-year period, by reason of any physical or mental incapacity, disability or illness, the existence of which is confirmed by a physician selected by the Company or its insurers and who is reasonably acceptable to the Executive or the Executive's legal representative.

              (b) Cause. The Company may terminate the Executive's employment at any time during the Employment Period with or without Cause. For purposes of this Agreement, "Cause" shall mean:

              (i) the Executive's willful failure to substantially perform the duties set forth in this Agreement (other than any such failure resulting from the Executive's disability) which is not remedied within 30 days after receipt of written notice from the Company specifying such failure;

              (ii) the Executive's willful failure to carry out, or comply with, in any material respect any lawful and reasonable directive of Marsh senior management not inconsistent with the terms of this Agreement, which is not remedied within 30 days after receipt of written notice from the Company specifying such failure;

              (iii) the Executive's commission at any time of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude;

              (iv) the Executive's unlawful use (including being under the influence) or possession of illegal drugs; or

              (v) the Executive's commission at any time of any act (A) of fraud, (B) embezzlement, (C) misappropriation, or (D) breach of fiduciary duty (I) against the Company (or any predecessor thereto or successor thereof) or (II) which would have a detrimental impact on the Company.

              (c) Good Reason. The Executive may resign at any time during the Employment Period in the event of Good Reason (as defined below), provided that Good Reason shall be deemed to occur, in each event, only if the Executive provides notice to the Company within 45 calendar days after the occurrence of any event or events which Executive believes constitutes Good Reason for his resignation, specifying in reasonable detail the conduct constituting Good Reason, and the Company fails to cure and correct its conduct within 30



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calendar days after receiving such notice. Subject to the foregoing, for purposes of this Agreement, "Good Reason" shall mean, without the Executive's prior written consent:

              (i) the failure of the Company to make any material payment or provide any material benefit to the Executive that is required to be made or provided under Section 3; or

              (ii) relocation of the Executive's principal place of business from the New York metropolitan area.

              (d) Notice of Termination. Any termination by the Company or by the Executive shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the Date of Termination. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not constitute a waiver of any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

              (e) Date of Termination. During the Employment Period, "Date of Termination" means (i) if the Executive's employment is terminated by the Company with or without Cause or by reason of the Executive's Disability, the date that the Executive receives the Notice of Termination or such later date specified by the Company in such Notice of Termination, (ii) if the Executive's employment is terminated by the Executive with or without Good Reason, subject to the provisions of Section 4(c), the date that the Company receives the Notice of Termination or such later date specified by the Executive in such Notice of Termination and agreed to in writing by the Company, and (iii) if the Executive's employment is terminated by reason of death, the Date of Termination shall be the date of death of the Executive.

              (f) Resignation from All Positions. Notwithstanding any other provision of this Agreement, upon the termination of the Executive's employment for any reason, unless otherwise requested by the Board, the Executive shall immediately resign as of the Date of Termination from all positions that he holds or has ever held with the Company and any other member of the Affiliated Group (and with any other entities with respect to which the Company has requested the Executive to perform services), including, without limitation, the Board and all boards of directors of any member of the Affiliated Group. The Executive hereby agrees to execute any and all documentation to effectuate such resignations upon request by the Company, but he shall be treated for all purposes as having so resigned upon the Date of Termination, regardless of when or whether he executes any such documentation.



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


              5. Obligations of the Company upon Termination. (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, (x) the Company shall terminate the Executive's employment other than for Cause, death or Disability or (y) the Executive shall terminate his employment for Good Reason, in lieu of and not in addition to any other severance pay or benefits for which the Executive may be eligible from the Affiliated Group:

              (i) the Company shall pay to the Executive in a lump sum in cash within 10 business days after the Date of Termination, subject to the final paragraph of this Section 5(a), the aggregate of the following amounts:

              (A) the sum of (1) the Executive's unpaid Annual Base Salary through the Date of Termination, (2) the Executive's business expenses that are reimbursable pursuant to Section 3(g) that have not yet been reimbursed, and (3) to the extent not theretofore paid, the Executive's Annual Bonus for the calendar year immediately preceding the calendar year in which the Date of Termination occurs (the sum of the amounts described in clauses (1), (2) and (3), shall be hereinafter referred to as the "Accrued Obligations"); and

              (B) an amount equal to the Annual Base Salary; and

              (ii) the Executive's Retention Award shall vest; and

              (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice of the Affiliated Group (other than any severance payment plan) through the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

Notwithstanding the foregoing, (x) all payments and benefits provided pursuant to this Section 5(a) shall be reduced by any other amount of severance to which the Executive becomes entitled and is paid under applicable law and (y) except with respect to payments and benefits under Section 5(a)(i)(A), all payments and benefits to be provided under this Section 5(a) shall be subject to the Executive's prior execution and non-revocation of a mutual release substantially in the form attached hereto as Exhibit B (provided that the Company's release of the Executive shall not apply to fraud, embezzlement, misappropriation and other illegal acts), and the Executive's continued compliance with Section 7 of this Agreement.

              (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives or beneficiaries under this Agreement, other than (i) payment of an amount equal to the product of (A) the Target Bonus as set forth on Exhibit A or, if no Target Bonus is set forth on Exhibit A, the annual bonus paid to the Executive for the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs, if any, and (B) a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination and the denominator



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of which is 365, (ii) payment of the Accrued Obligations, and (iii) timely payment or provision of Other Benefits as required under the terms of any applicable plan or program. Except as otherwise set forth above, the payments described in clauses (i) and (ii) above shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash as soon as administratively practicable following receipt of all necessary information. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(b) shall include death benefits as in effect on the date of the Executive's death.

              (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than (i) payment of an amount equal to the product of (A) the Target Bonus as set forth on Exhibit A or, if no Target Bonus is set forth on Exhibit A, the bonus paid to the Executive for the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs, if any, and (B) a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination and the denominator of which is 365, (ii) payment of the Accrued Obligations and (iii) timely payment or provision of Other Benefits as required under the terms of any applicable plan or program. Except as otherwise set forth above, the payments described in clauses (i) and (ii) above shall be paid to the Executive (or his legal representative) in a lump sum in cash within 10 business days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 5(c) shall include disability benefits as in effect on the Date of Termination.

              (d) Cause; Other than for Good Reason. If the Executive's employment is terminated by the Company for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than (i) in the event of a termination by the Company for Cause, payment of the amounts set forth in Sections 5(a)(i)(A)(1) and 5(a)(i)(A)(2), and in the event of a resignation by the Executive without Good Reason, payment of the Accrued Obligations and (ii) timely payment or provision of Other Benefits as required under the terms of any applicable plan or program. The payments described in clause (i) shall be paid to the Executive in a lump sum in cash within 10 business days of the Date of Termination.

              (e) After the Employment Period. The Executive's rights under this Agreement shall terminate on the last day of the Employment Period and the Executive's employment with the Company thereafter shall be at-will and may be terminated by either the Company or the Executive at any time, for any reason, with or without cause and with or without prior notice without further rights of or obligations to the Executive; provided that, upon termination of the Executive's employment following the end of the Employment Period, the Company may, in its sole discretion, elect to pay the Executive an amount equal to the Annual Base Salary, in which case: (i) the provisions of Sections 7 and 8 shall survive in their entirety and (ii) the term "Restricted Period" as used in
Section 7 of this Agreement, shall be interpreted to include the one-year period commencing on the termination of the Executive's employment.

              6. No Duty to Mitigate/Right to Set Off. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts



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payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment.

              7.  Executive's Covenants.

              (a) Confidentiality. The Executive agrees that he will not at any time during the Executive's employment by the Affiliated Group or at any time after any termination of such employment, whether it be voluntary or involuntary, except in performing his or her employment duties to the Affiliated Group, directly or indirectly, use, disclose, or publish, or knowingly or negligently permit others to use, disclose, or publish, any Confidential Information (as defined below) that the Executive may learn or become aware of, or may have learned or become aware of, because of the Executive's prior or continuing employment, ownership, or association with the Affiliated Group or its predecessors, or use, or knowingly or negligently permit others not so authorized to use, any such information. The Executive confirms that all assets and properties of the Affiliated Group, including without limitation Confidential Information, is and must remain the exclusive property of the Affiliated Group. All such assets and property, including without limitation all office equipment (including computers, cell phones and palm held devices) the Executive receives from the Affiliated Group in the course of the Executive's employment and all business records, business papers, and business documents the Executive keeps or creates, whether on digital media or otherwise, in the course of the Executive's employment relating to the Affiliated Group, must be and remain the assets and property of the Affiliated Group. Upon the termination of the Executive's employment with the Affiliated Group, whether it be voluntary or involuntary, whenever that termination of employment may occur, or upon the Company's request at any time, the Executive must promptly deliver to the Company or to the relevant affiliate all such assets and property, including without limitation any such office equipment (including computers, cell phones and palm held devices) and any Confidential Information or other records or documents (written or otherwise), and any copies, excerpts, summaries or compilations of the foregoing, made by the Executive or that came into the Executive's possession during the Executive's employment. The Executive agrees that he will not retain any such assets or property, including without limitation copies, excerpts, summaries, or compilations of the foregoing information, records and documents. The Executive understands and agrees that the rights and obligations set forth in this Section 7(a) will continue indefinitely and will survive termination of the Executive's employment with the Affiliated Group. "Confidential Information" includes, without limitation, any matters protected under the Uniform Trade Secrets Act and any information that the Affiliated Group has not previously disclosed to the public with respect to the present or future business of the Company or of any of its affiliates, including their respective operations, services, products, research, inventions, invention disclosures, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, systems, trade secrets, copyrights, software, source code, object code, patent applications, procedures, manuals, specifications, any other intellectual property, confidential reports, price lists, pricing formulas, customer lists, financial information (including the revenues, costs, or profits associated with any products or services), business plans, lease structure, projections, prospects, opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters, legal matters, any other confidential or proprietary information, and any other information not generally known outside the Affiliated Group that may be of value to the Affiliated Group, but excludes any information already properly in the public domain. "Confidential Information" also includes, without limitation, confidential and



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proprietary information and trade secrets that third parties entrust to the
Affiliated Group in confidence. Notwithstanding the foregoing, "Confidential Information" shall not include (i) the Executive's rolodex of personal contacts except to the extent that the Company reasonably determines that it contains business-related contacts or (ii) information in the Executive's possession on the date hereof or that subsequently becomes available to the Executive, provided that such information (a) was obtained from a source other than the Affiliated Group, (b) was not duplicative of information obtained from the Affiliated Group by the Executive unless otherwise publicly-available, (c) was lawfully obtained and (d) is not subject to another confidentiality agreement or obligation of secrecy to the Affiliated Group or another person.

              (b) Non-Solicitation of Clients. In view of the fact that the services to be rendered by the Executive on behalf of the Company are of a special, unique and extraordinary character, commencing on the date hereof, during the Executive's employment with the Company and for 12 months following the termination of the Executive's employment with the Company for any reason during the Employment Period, but not, for the avoidance of doubt, by reason of the termination of the Executive's employment at the end of the Employment Period by reason of non-renewal of the Agreement (except as provided in Section 5(e)) (the "Restricted Period"), the Executive will not, without the written consent of Marsh, directly or indirectly: (i) attempt in any manner to persuade any client of the Affiliated Group or any client of the Affiliated Group during the 12-month period preceding the termination of the Executive's employment to cease to engage in business or to reduce the amount of business which such client has customarily done or contemplates doing with such entities, whether or not the relationship between the Company or such member of the Affiliated Group and such client was originally established, in whole or in part, through the Executive's efforts; or (ii) solicit business of any client of any of the Affiliated Group unless such solicitations are rendered as an employee or consultant of the Affiliated Group on behalf of the Affiliated Group.

              (c) Non-Competition. During the Restricted Period, the Executive shall not, without the prior written consent of Marsh senior management, directly or indirectly, (i) engage on his own behalf in Kroll's Business (as defined below) or (ii) own any interest in or engage in or perform any service for any person, firm, corporation or other entity, either as a partner, owner, employee, consultant, agent, officer, director, or shareholder that (A) derives a meaningful portion of its revenues from Kroll's Business or (B) is a competitor in Kroll's Business. "Kroll's Business" shall mean any business in which Kroll or the Company, as applicable, and/or any of its subsidiaries is engaged. Notwithstanding the foregoing, this Section 7(c) shall not be deemed to prohibit the ownership by the Executive of not more than one percent of the capital stock of any corporation whose capital stock is publicly traded on a national stock exchange or a recognized over-the-counter market.

              (d) Non-Solicitation of Employees. During the Restricted Period, the Executive will not, directly or indirectly, on behalf of the Executive or any other person (i) hire, entice, induce, solicit any employee of the Affiliated Group to leave the Affiliated Group's employ or cause any employee of the Affiliated Group to become employed by an entity (other than the Company) engaged in Kroll's Business for any reason whatsoever, (ii) assist or encourage in any manner, including without limitation through the providing of advice or information, any employee of the Affiliated Group to leave the Affiliated Group's employ, or (iii) suggest or recommend in any manner, including through the providing of advice or



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information, that any business, person or entity hire, entice, induce, solicit or cause any employee of the Affiliated Group to leave the Affiliated Group's employ. For purposes of this Section 7(d), the term "employee of the Affiliated Group" shall include each person who as of the Date of Termination of the Executive's employment is, or at any time within the 12-month period preceding such date was, (A) employed by the Affiliated Group, whether on a full-time or part-time basis, or (B) providing services to, or working as an independent contractor for, the Affiliated Group.

              (e) Assistance. During the Employment Period, and, subject to any other business obligations that the Executive may have, following the Employment Period and an agreement on fees as described in the last sentence of this
Section 7(e), the Executive agrees to assist the Affiliated Group in the defense of any claims or potential claims that may be made or threatened to be made against any member of the Affiliated Group (other than any such claim against the Executive) (a "Proceeding"), and will assist the Affiliated Group in the prosecution of any claims that may be made by any member of the Affiliated Group in any Proceeding. The Executive agrees, unless precluded by law, to promptly inform the Company if the Executive is asked to participate in any Proceeding or to assist in any investigation of any member of the Affiliated Group. In addition, the Executive agrees to provide such services as are reasonably requested by the Company to assist any successor to the Executive in the transition of duties and responsibilities to such successor. Following the receipt of reasonable documentation, the Company agrees to reimburse the Executive for all of the Executive's reasonable out-of-pocket expenses associated with such assistance. In addition, following the Employment Period, the Company shall pay the Executive for the time that the Executive actually spends on such matters at such rate as may be mutually agreed upon by the Executive and the Company.

              8.  Acknowledgement. The Executive acknowledges and agrees that:
(a) the purposes of the foregoing covenants, including without limitation the noncompetition covenant of Section 7(c), are to protect the goodwill and Confidential Information of the Affiliated Group in connection with the acquisition of the Company by MMC, and to prevent the Executive from interfering with the business of the Affiliated Group as a result of or following termination of the Executive's employment with the Affiliated Group, as applicable; (b) because of the nature of the business in which the Affiliated Group is engaged and because of the nature of the Confidential Information to which the Executive has access, it would be impractical and excessively difficult to determine the actual damages of the Affiliated Group in the event the Executive breached any of the covenants of this Agreement; and (c) remedies at law (such as monetary damages) for any breach of the Executive's obligations under this Agreement would be inadequate. The Executive therefore agrees and consents that if the Executive commits any breach of a covenant under this Agreement or threatens to commit any such breach, the Affiliated Group shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to each of them) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage. With respect to any provision of this Agreement finally determined by a court of competent jurisdiction to be unenforceable, the Executive and the Affiliated Group hereby agree that such court shall have jurisdiction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination. If any of the covenants of this Agreement are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the rights of the Affiliated Group to enforce any such covenant in any other jurisdiction. The provisions of Section 7 shall remain in full force and effect until the expiration of the period specified herein notwithstanding the earlier termination of the Executive's employment hereunder.

              9.  Successors.

              (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

              (b) This Agreement shall inure to the benefit of and be binding upon Marsh and the Company and their respective successors and assigns. In good faith, Marsh and the Company, respectively, may assign this Agreement, without the Executive's consent, to any member of the Affiliated Group or to any other respective successor (whether directly or indirectly, by agreement, purchase, merger, consolidation, operation of law or otherwise) to all, substantially all or a substantial portion of the business and/or assets of Marsh or the Company, as applicable. If and to the extent that this Agreement is so assigned, the "Company" as used throughout this Agreement shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid and "Marsh" shall mean Marsh as hereinbefore defined and any successor to its business and/or assets as aforesaid.

              10. Miscellaneous. (a) Governing Law; Captions; Amendment. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

              (b) Notice. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other parties or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

              If to the Executive:

              at the Executive's address on the books and records of the Company on the date of such notice

              With a copy to:

              Latham & Watkins LLP
              885 Third Avenue
              Suite 1000
              New York, New York 10022-4834
              Attention:  Jed Brickner, Esq.
              Telecopy No.:  (212) 751-4864

              If to the Company:

              Marsh Inc.
              1166 Avenue of the Americas
              New York, NY  10036-2774
              Attention:  Director of Human Resources
              Telecopy No.:   (212) 345-5787

              With a copy to:

              Marsh & McLennan Companies, Inc.
              1166 Avenue of the Americas
              New York, NY  10036-2774
              Attention:  General Counsel
              Telecopy No.:   (212) 345-5808

or to such other address as any of the parties shall have furnished to the others in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

              (c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

              (d) Withholding. The parties agree to treat all amounts paid to the Executive hereunder as compensation for services. Accordingly, Marsh or the Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation. The Executive hereby agrees to report any amounts paid or benefits provided under this Agreement for purposes of Federal, state and local income, employment and excise taxes in a manner consistent with the manner in which the Marsh and the Company report any such amounts and benefits provided that such is in accordance with applicable law and that the Executive shall cooperate with the Marsh in good faith in connection with any valuation of the restrictions and obligations of this Agreement.

              (e) Final Agreement. As of the Effective Date, this Agreement shall supersede any other agreement, written or oral, pertaining to the subject matter of this Agreement, including without limitation all previous employment, severance, termination, change of control or other similar agreements, including without limitation, the Prior Agreement. Notwithstanding the foregoing, as of the date hereof, this Agreement shall supersede the Term Sheet.

              (f) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

              (g) Right to Employment. Subject to the terms and conditions of this Agreement, the Executive and the Company acknowledge that the Executive's services with the

Company are "at will" and may be terminated by either the Executive or the Company at any time with or without "cause" for any or no reason.

              (h) Accrued Amount. Immediately prior to the Effective Time, subject to the Executive's continued employment through such time, the Executive shall be paid by Kroll the amount set forth on Exhibit A, which represents the Executive's accrued but unpaid annual bonus for the portion of fiscal year 2004 that has been completed through June 30, 2004. The Executive and the Company represent and warrant that all amounts set forth on Exhibit A and the back up data provided to Marsh prior to the date hereof for such amounts are true and correct. In addition, the Executive shall be paid for restricted shares that remain subject to restriction as of the Effective Time and stock options outstanding as of the date hereof and as of immediately prior to the Effective Time pursuant to the provisions of the Merger Agreement. For the avoidance of doubt, and notwithstanding anything herein to the contrary, the payment set forth in the preceding sentence shall not be taken into account in computing any benefits under any plan, program or arrangement of the Affiliated Group.

              (i) Additional Payment. If any payment made to the Executive under
Section 3(a), 10(h) or 10(i) (the "Payments") results in the Executive being subject to the excise tax under Section 4999 of the Code (or any successor or similar provision), then the Company shall pay the Executive an additional amount of cash (the "Additional Amount") such that the net amount of all payments and benefits received by the Executive with respect to the Payments after paying all applicable taxes thereon, including on such Additional Amount, shall be equal to the net after-tax amount of payments and benefits that the Executive would have received if Section 4999 were not applicable.

              11. Mediation. Any dispute or controversy arising under or in connection with this Agreement shall be settled by non-binding mediation. All fees and expenses of the mediation shall be borne equally by the parties hereto. To the extent such dispute or controversy is not settled by way of mediation to the mutual satisfaction of the parties, the parties may pursue all remedies available to such parties at law or equity.

              IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from their respective Boards of Directors, respectively, Marsh and the Company have respectively caused these presents to be executed in their names on their behalf, all as of the day and year first above written.



                                               ---------------------------------
                                               MICHAEL G. CHERKASKY

                                               KROLL INC.

                                               By:______________________________
                                                  Name:
                                                  Title:

                                               MARSH USA INC.

                                               By:______________________________
                                                  Name:
                                                  Title:

                                    EXHIBIT A
                                    ---------

                              MICHAEL G. CHERKASKY
                              --------------------

Prior Agreement Date: May 17, 1999, as amended

Section 1:           4 year term

Section 2:           New York Legal Assistance Group Board

Section 3(a):        Effective Time Bonus equal to $6,390,000

Section 3(b):        Annual Base Salary equal to $750,000

Section 3(c): Terms of Annual Bonus - Target Annual Bonus equal to 100% to 160% of Annual Base Salary; minimum Annual Bonus for each of 2004 and 2005 equal to 160%.

Section 3(e): Retention Award equal to $3,000,000 in shares; shares subject to Retention Award vest on 4th anniversary of Effective Date.

Section 3(f): Benefits - 7 years post-employment medical or eligible to participate in MMC's retiree medical program as may be in effect from time to time (alternative to be agreed upon by the parties)

Section 10(h):       Accrued Amount - $327,500

                                    Exhibit B
                                    ---------

                                     Release
                                     -------

              For and in consideration of the payments and other benefits described in the Employment Agreement dated as of __________, 2004 (the "Agreement") by and among Marsh USA Inc. ("Marsh"), Kroll Inc. ("Kroll") and the executive set forth on Exhibit A thereto (the "Executive") and for other good and valuable consideration, the Executive hereby releases Marsh, Marsh & McLennan Companies, Inc. ("MMC"), the Company and their respective divisions, operating companies, affiliates, subsidiaries, parents, branches, predecessors, successors, assigns, officers, directors, trustees, employees, agents, shareholders, administrators, representatives, attorneys, insurers and fiduciaries, past, present and future (the "Released Parties") from any and all claims of any kind arising out of or related to the Executive's employment with MMC, Marsh, the Company, or their respective affiliates or subsidiaries (collectively, with the Company, the "Affiliated Entities"), the Executive's separation from employment with the Affiliated Entities or derivative of the Executive's employment, which the Executive now has or may have against the Released Parties, whether known or unknown to the Executive, by reason of facts which have occurred on or prior to the date that the Executive has signed this Release. Such released claims include, without limitation, any and all claims under federal, state or local laws pertaining to employment, including, without limitation, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; the Civil Rights Act of 1866, 42 U.S.C. Section 1981; the Employee Retirement Income Security Act of 1974; the Worker Adjustment Retraining and Notification Act; any and all laws regarding employment discrimination and/or other laws of any type or description regarding employment, including but not limited to any claims arising from or derivative of the Executive's employment with the Affiliated Entities, as well as any and all claims under state contract, tort or common law; and any and all claims for wages, severance, bonuses, monetary or equitable relief or other damages of any kind, vacation pay, other employee fringe benefits or attorneys' fees.

              It is understood that this Release is not intended to and does not affect or release any future rights or any claims arising after the date hereof.

              Notwithstanding anything to the contrary set forth herein, it is understood that this Release is not intended to and does not affect or release any claim for vested benefits due under the terms of an "ERISA pension plan" (as defined immediately below) that is brought under the plan's administrative claims procedures or, after the Executive exhausts his administrative remedies, under ERISA Section 502(a)(1)(B), provided that, in either case, any such claim does not assert, or rely on a theory of: (a) a breach of fiduciary duty by any Released Party, or (b) entitlement to benefits notwithstanding the terms of the legal plan document. For the purposes of the preceding sentence, an "ERISA pension plan" is a plan described in ERISA Section 3(2) and governing Department of Labor regulations, but excluding any severance pay plan, bonus program, or supplemental payment plan that may otherwise be described therein.

              The Executive acknowledges and agrees that the Executive has read this Release carefully, acknowledges being given at least 21 days to consider all of its terms and has been advised to consult with any attorney and any other advisors of the Executive's choice prior to executing this Release. The Executive fully understands that, by signing below, the Executive is voluntarily giving up any right which the Executive may have to sue or bring any other claims against the Released Parties, including any rights and claims under the Age Discrimination in Employment Act. The terms of this Agreement shall not become effective or enforceable until eight (8) days following the date of its execution by the Executive, during which time the Executive may revoke the Agreement. The Executive may revoke the Agreement by notifying [ ], Esq., Marsh & McLennan Companies, Inc., 1166 Avenue of the Americas, New York, New York 10036, in writing. For the Executive's revocation to be effective, written notice must be received by [ ] no later than the close of business on the eighth (8th) day after the Executive signs this Agreement.



              Finally, by signing below, the Executive acknowledges that the Executive has not been forced or pressured in any manner whatsoever to sign this Release, and the Executive agrees to all of its terms voluntarily.

              For and in consideration of the obligations of the Executive as set forth in the Agreement, and for other good and valuable consideration, MMC, Marsh and the Company hereby (on their own behalf and that of the Released Parties) releases the Executive and the Executive's heirs, executors, successors and assigns (the "Executive Released Parties") of and from all debts, obligations, promises, covenants, collective bargaining obligations, agreements, contracts, endorsements, bonds, controversies, suits, claims or causes, of every kind and nature whatsoever, arising out of, or related to, the Executive's employment with the Affiliated Entities, separation from employment with the Affiliated Entities or derivative of the Executive's employment, which the Released Parties now have or may have against the Executive Released Parties, whether known or unknown, by reason of facts which have occurred on or prior to the date that the Company has signed this Release; provided, however, that nothing contained in this Release shall release the Executive from any claim or form of liability arising out of acts or omissions by the Executive which constitute fraud, embezzlement, misappropriation and other illegal acts of any applicable jurisdiction.

              This Release, and the attached covenants, are final and binding and may not be changed or modified except as set forth herein or in a writing signed by both parties.


-------------------------                              -------------------------
          Date                                                [Executive]


-------------------------                              -------------------------
          Date                                                 [Company]